THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT
      MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                               PROMISSORY NOTE

                        PRINCIPAL AMOUNT: $500,000

                        INTEREST RATE:  15% Per Annum


BORROWER'S NAME AND ADDRESS:                                    October 26, 2005
eAutoclaims, Inc.                                               Oldsmar, Florida
110 East Douglas Road
Oldsmar, Florida  34677



         1. FOR VALUE RECEIVED, one day after the date on which closing of the sale by Borrower of the building occupied by Borrower and located at 110 East Douglas Road, Oldsmar, Florida 34667 occurs (the "Maturity Date"), eAUTOCLAIMS, INC, a Nevada corporation (the "Borrower"), promises to pay to the order of Resource Equities LLC, an Illinois Limited Liability Company, (the "Lender"), the principal amount of FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($500,000) (the "Principal Amount"), plus interest on the unpaid principal balance at the rate specified below, in accordance with the provisions set forth herein.

         2. From and after the date hereof (until maturity or default as hereinafter provided), interest shall accrue at the rate of 15% per annum. All accrued and unpaid interest plus all outstanding principal shall be paid on the Maturity Date. All payments on the principal and interest of this Note shall be
(a) paid in lawful money of the United States of America (if appropriate) during regular business hours of the Lender at 175 West Jackson Blvd. Suite 1650, Chicago, Illinois 60604 or at such other place as the Lender may at any time or from time to time designate in writing to the Borrower, and (b) applied first to interest and then to principal.

         3. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         4. If the sale of the building to the current contracted buyer does not close, eAutoclaims shall have 120 days from the date of notification to replace the buyer. If no new buyer is found after the 120 day period, the holder of the note will have the right to the purchase option on the building. In any event, eAutoclaims will retain the rights to the net profits on the building sale to any new buyer after repayment of the note and accrued interest according to the above terms.

         5. The Borrower may, at any time, and without penalty, prepay all or any part of the Principal Amount.

         6. If this Note is placed in the hands of an attorney for collection after its maturity (whether by acceleration, declaration, extension or otherwise), the Borrower shall pay on demand all costs and expenses of collection including fifteen percent (15%) of the balance due as attorney's fees.

         7. If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

         8. Each right, power and remedy of the Lender hereunder or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. No failure or delay by the Lender to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach hereof or default hereunder shall constitute a waiver thereof, or preclude the Lender from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, the Lender shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of or interest on this Note or to exercise any rights and remedies available to it in order to collect all such amounts. No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Note and the Lender shall have the right at all times to enforce the provisions of this Note in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times.

         9. No modification, change, waiver or amendment of this Note shall be deemed to be made by the Lender unless in writing signed by the Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved.

         10. This Note shall be deemed made in and shall be governed by the internal laws of the State of Florida, without regard to the conflicts of law principles thereof.

         11. Time is of the essence of this contract.

         12. WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER EACH WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING UNDER, ARISING OUT OF, OR RELATING TO THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

         The signature of the Borrower is subscribed to this Promissory Note under seal the day and year written above.

                             eAUTOCLAIMS, INC., a Nevada Corporation



                             BY:______________________________________
                                   Eric Seidel, President



                              Attest:____________________________________


Signed, sealed and delivered In the presence of:
                                                          (CORPORATE SEAL)

----------------------------
Notary Public




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